UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2020

Zyla Life Sciences

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-36295	46-357334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Lee Road, Suite 100 Wayne, Pennsylvania 19087
(Address of Principal Executive Offices and Zip Code)

(610) 833-4200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion, on May 20, 2020, of the previously announced Merger (as defined below) contemplated by the Agreement and Plan of Merger, dated as of March 16, 2020 (the “Merger Agreement”), by and among, Zyla Life Sciences, a Delaware corporation (“Zyla” or the “Company”), Assertio Therapeutics, Inc., a Delaware corporation (“Assertio”), Assertio Holdings, Inc. (“Parent”), Zebra Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Assertio Holdings (“Merger Sub”), and Alligator Merger Sub, Inc.

On May 20, 2020, in accordance with the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Assertio Holdings.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of Zyla (“Zyla Common Stock”) issued and outstanding immediately prior to the Effective Time (other than canceled shares and dissenting shares) was automatically converted into the right to receive 2.5 shares of common stock, par value $0.0001 per share, of Parent (“Parent Common Stock”).

At the Effective Time, each outstanding option to purchase shares of Zyla Common Stock, whether vested or unvested, that is outstanding immediately prior to the Effective Time, ceased to represent a right to acquire shares of Zyla Common Stock and were converted, at the Effective Time, into an option to purchase shares of Parent Common Stock, on the same terms and conditions (including any vesting or forfeiture provisions or repurchase rights, but taking into account any acceleration thereof provided for in the relevant Zyla equity plan or in the related award document by reason of the transactions contemplated by the Merger Agreement) as were applicable to such Zyla option as of immediately prior to the Effective Time. The number of shares of Parent Common Stock subject to each such Parent option is equal to (1) the number of shares of Zyla Common Stock subject to the corresponding Zyla option immediately prior to the Effective Time multiplied by (2) 2.5, rounded, if necessary, to the nearest whole share of Parent Common Stock, with an exercise per share (rounded to the nearest whole cent) adjusted as provided in the Merger Agreement.

At the Effective Time, (i)  each time-based outstanding restricted stock unit of Zyla, whether vested or unvested, was cancelled at the Effective Time in exchange for a number of shares of fully vested Parent Common Stock (rounded to the nearest whole number) equal to the product of (1) 2.5 and (2) the number of shares of Zyla common stock covered by such restricted stock unit and (ii) each outstanding performance-based restricted stock unit of Zyla, whether vested or unvested, was cancelled at the Effective Time in exchange for shares of fully vested Parent Common Stock (rounded to the nearest whole number) equal to the product of (1) 2.5 and (2) the number of shares of Zyla common stock covered by such restricted stock unit.

At the Effective Time, in respect of each outstanding warrant to purchase Zyla Common Stock (each, a “Zyla Warrant”), Parent issued a replacement warrant (each, a “Replacement Warrant”) to each holder of such Zyla Warrant exercisable for a number of shares of Parent Common Stock equal to the product (rounded to the nearest whole number) of (i) the number of shares of Zyla Common Stock that would have been issuable upon exercise of the Company Warrant and (ii) 2.5, at an exercise price of $0.0004 per share of Parent Common Stock.

The foregoing description of the Merger Agreement, the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to Zyla’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2020. The representations, warranties and covenants set forth in the Merger Agreement have been made only for purposes of such agreement and are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including qualified by confidential disclosures made for purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Merger Agreement is incorporated by reference into this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the parties to the Merger Agreement or the parties’ respective businesses.

The issuance of Parent common stock in connection with the Merger, as described above, was registered under the Securities Act of 1933, as amended, pursuant to the Parent’s registration statement on Form S–4 (File No. 333-237599) (the “Joint Proxy Statement/Prospectus”), filed with the Securities and Exchange Commission (the “SEC”) and declared effective on April 20, 2020. The common stock of Parent trades on the NASDAQ Global Select Market under the ticker symbol “ASRT.”

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

On May 20, 2020, Zyla repaid all outstanding indebtedness and terminated the commitment under its Revolving Credit Agreement, dated as of March 20, 2019, among the Company, Cantor Fitzgerald Securities, as administrative agent and collateral agent, and the lenders party thereto.

In addition, on May 20, 2020, Zyla repaid all outstanding indebtedness under its Promissory Note, dated as of January 31, 2019, by and between the Company and an affiliate of Iroko Pharmaceuticals, Inc.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and Items 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and in Item 2.01 is incorporated herein by reference.

In connection with the consummation of the Merger, the Company notified the OTCQX (“OTC”) on May 20, 2020 of the Effective Time.  As part of such notice, the Company requested that the OTC halt trading of the Zyla Common Stock. On May 20, 2020, the Company filed with the SEC a Form 25 under Securities Exchange Act of 1934, as amended (the “Exchange Act”), to deregister Zyla Common Stock under Section 12(b) of the Exchange Act. The Company intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of Zyla Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Items 2.01, 3.01 and 5.03 is incorporated herein by reference.

At the Effective Time, each holder of Zyla Common Stock immediately prior to such time ceased to have any rights as a stockholder of the Company other than the right to receive shares of Parent Common Stock pursuant to the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

The information set forth in Items 2.01, 3.01 and 5.02 are incorporated herein by reference.

As a result of the effectiveness of the Merger on May 20, 2020, a change of control of the Company occurred, and the Company became a wholly-owned subsidiary of Parent.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers.

As of the Effective Time and pursuant to the terms of the Merger Agreement, each of Timothy Walbert, Todd Holmes, Joe McInnis, Gary Phillips, and Andrea Heslin Smiley ceased to be a director of the Company, which cessation was not because of any disagreements with the Company relating to the Company’s operations, policies or practices.

Additionally, as of the Effective Time, Mark Strobeck, Executive Vice President and Chief Operating Officers, ceased acting in his role as the executive officer described above.

At the Effective Time, pursuant to the Merger Agreement, Daniel Peisert, the Chief Financial Officer of Parent, became a director and the Chief Financial Officer, Treasurer and Secretary of the Company, as the surviving corporation in the Merger.

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

As of the Effective Time, pursuant to the Merger Agreement, (i) the certificate of incorporation of the Company was amended and restated in its entirety and (ii) the bylaws of the Company were amended and restated in its entirety.

The foregoing description of the amendment and restatement of each of the Company’s certificate of incorporation and bylaws in this Section 5.03 is not complete and is qualified in its entirety by reference to the full text of the certificate of incorporation and the amended and restated bylaws of the Company attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 19, 2020, the Company held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders voted upon the following proposals: (1) to adopt the Merger Agreement and (2) to approve, on an advisory (non-binding) basis, the compensation that will or may be paid or provided by the Company to its named executive officers in connection with the Merger. The proposals below are described in more detail in the Company’s definitive proxy statement filed with the SEC on April 20, 2020.

At the Special Meeting, the Company’s stockholders approved each of the two proposals set forth below, with the final results as follows:

1. The adoption of the Merger Agreement:

For the shareholder votes in item 5.07, please insert for the first vote numbers based on the following:

FOR: 8,371,154 AGAINST: 0 ABSTAIN: 0 BROKER NON-VOTES: 0

2. An advisory (non-binding) vote on the compensation that will or may be paid or provided by the Company to its named executive officers in connection with the Merger.

For the second vote in item 5.07, please insert the following numbers:

FOR: 8,332,370 AGAINST: 33,438 ABSTAIN: 5,346 BROKER NON-VOTES: 0

There being a quorum present and sufficient votes in favor of Proposal 1, the stockholders were not asked to vote with respect to the “Zyla Adjournment Proposal” described in the Company’s definitive proxy statement filed with the SEC on April 20, 2020.

Item 9.01.	Financial Statements and Exhibits

(d) The following exhibits are filed as part of this report:

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of March 16, 2020, by and among Zyla Life Sciences, Alligator Zebra Holdings, Inc., Assertio Therapeutics, Inc., Zebra Merger Sub, Inc. and Alligator Merger Sub, Inc. (Certain schedules (or similar attachments) to the Agreement and Plan of Merger have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish copies of any such schedules (or similar attachments) to the U.S. Securities and Exchange Commission or its staff upon request.)
3.1	Fifth Amended and Restated Certificate of Incorporation of Zyla Life Sciences
3.2	Third Amended and Restated Bylaws of Zyla Life Sciences

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYLA LIFE SCIENCES

/s/ Todd N. Smith
Name:	Todd N. Smith
Title:	President and Chief Executive Officer

Date: May 20, 2020